Exhibit 10.20
Employment Agreement
This Agreement is effective October 1, 2007 by and between X-Change Corporation, a Delaware corporation (“the Corporation”) and George DeCourcy, an individual (hereinafter called “Executive”).
Inasmuch as the Corporation is desirous of employing the Executive in the position, and upon the terms, stated in this Agreement; and, whereas, the Executive is desirous of providing services to the Corporation as an Executive.
Now, therefore, in consideration of the mutual promises stated in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Executive hereby agree as follows:
1. Employment. The Corporation hereby employs the Executive and the Executive hereby accepts employment at such location as may be reasonably determined by the Corporation.
2. Office, Duties and Term. The Executive shall hold the office and perform the duties for such office as described on Exhibit A attached to this Agreement. The duties of the Executive may be changed from time to time by the Corporation. The term of this Agreement shall be three (3) years, and such employment shall continue uninterrupted until terminated as provided in Section 6 below. The Executive shall devote the Executive’s entire time, attention, energies and skill to the business of the Company during the term of this Agreement.
3. Compensation and Benefits. The Corporation shall pay to the Executive, and the Executive accepts as full compensation for all services to be rendered to the Corporation the compensation and benefits described in full on Exhibit B attached to this Agreement.
4. Expenses. The Corporation agrees to reimburse the Executive from time to time for all reasonable business expenses incurred by the Executive in performing the Executive’s duties for the Corporation under this Agreement in accordance with the Corporation’s policies, provided that the Executive presents to the Corporation adequate records and other documented evidence required by the Corporation for reimbursement of such expenses incurred on its behalf.
5. Other Business Activities. During employment, the Executive shall devote his/her work efforts to the performance of this Agreement and shall not, without the Company’s prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his/her duties under this Agreement, provided, however, that the Executive may continue to serve as Director of other corporations, and to receive compensation for that service from those corporations as listed on Schedule A to this Agreement, and approved by the Company.
6. Non Competition. During the term of the Executive’s employment and for such longer period as the Executive may receive employment severance payments, the Executive shall not, directly or indirectly, as an Executive, Corporation, consultant, advisor, agent, principal, partner, officer, director or in any other individual or representative capacity, engage or participate in any business or activity that is competitive in any manner whatsoever with the activities and business of the Corporation; nor shall the Executive, during the term of the Executive’s employment induce or attempt to induce any Executive of the Corporation to leave such employ for the purpose of joining any organization in competition with the Corporation. This Section 6 shall survive expiration or termination of this Agreement.
Airgate Technologies, Inc.

7. Termination. This Agreement will be terminated by any of the following events:
7.1 Termination upon the Executive’s Death. If the Executive dies during the term of the employment, the Executive is entitled to (i) compensation then in effect and benefits that accrued and vested through the date of termination and (ii) a continuance of compensation for a total of twelve (12) months to one of its surviving parties or to a party (ies) determined by the Executive.
7.2 Termination Upon the Executive’s Disability. If, as a result of incapacity due to physical or mental illness or injury, the Executive shall have been absent from his/her full time duties hereunder for four (4) consecutive months, then thirty days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Corporation may terminate the Executive’s employment hereunder provided the Executive is unable to resume his/her full time duties at the conclusion of such notice period. Also, the Executive may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life; provided, that the Executive shall have furnished the Corporation with a written statement from a qualified doctor to such effect and provided, further, that, at the Corporation’s request made within thirty (30) days of the date of such written statement, the Executive shall submit to an examination by a doctor selected mutually by the Corporation and the Executive and concurred in the conclusion of the Executive’s doctor. In the event this agreement is terminated as a result of the Executive’s disability, the Executive shall (i) receive from the Corporation, in a lump sum payment due within thirty (30) days of the effective date of termination, the base salary then in effect for a period of twelve (12) months and (ii) the corporation shall make the insurance and benefits premium payments for the Executive and any covered dependents for a period of twelve (12) months after such termination.
7.3 Termination by the Corporation for Good Cause. The Corporation may terminate this agreement upon a showing of “good Cause” by the Corporation or by a majority vote of the Board of Directors. “Good Cause” is defined in this agreement as the occurrence of one of the following: (i) The Executive commits any misfeasance in office (including gross negligence or recklessness) or any act of dishonesty or fraud against the Corporation; (ii) the Executive commits any unlawful or criminal act involving moral turpitude; (iii) the Executive willfully breaches this Agreement or habitually neglects the Executive’s duties to the Corporation. If this agreement is terminated for Good Cause, as herein enumerated, the Executive shall have no right to any severance compensation, and shall be entitled only to the compensation and benefits that accrued and vested through the date of termination.
7.4 Termination by the Corporation Without Good Cause. If the Corporation determines to terminate this Agreement without Good Cause within the initial three (3) year period, as herein provided, the Executive shall receive from the Corporation the base salary then in effect for a period of six (6) months. Further if the Executive is terminated without Good Cause, the Corporation shall (i) make the insurance and benefits premium payments for a period of six (6) months after such termination for the Executive and dependents covered by the plans, (ii) vest all Executive rights in the Corporation’s stock notwithstanding any contrary provisions in the Stock Option Plan of the Corporation, and (iii) the Executive shall be entitled to receive all other unpaid benefits due, owing or accrued through his/her last day of employment.
X-Change Corporation. — Confidential

8. Resignation. The Executive may resign and terminate this Agreement for these reasons:
8.1 Termination by the Executive for Good Reason. The Executive may terminate this agreement with “Good Reason” by giving thirty (30) days written notice to the Corporation. For purposes of Section 8, “Good Reason” means any of the following: (i) the Corporation’s material breach of this agreement, or (ii) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date (provided, however, that the parties hereto agree that a mere change in the title of the Executive shall not constitute “Good Reason” or (iii) a reduction in the Executive’s base salary by more than 10%, or (iv) a receipt that the principal workplace will be relocated more than 50 miles. In either case, the Corporation shall have thirty (30) days to cure such alleged event giving rise to “Good Reason”. In the event the Executive terminates this agreement for “Good Reason”, the Executive shall receive from the Corporation the base salary then in effect for a period of nine (9) months. Further, if the Executive terminates his employment hereunder with “Good Reason”, the Corporation shall (i) make the insurance and benefits premium payments for a period of nine (9) months after such termination for the Executive and dependants covered by the plans, (ii) vest all options to purchase the Corporation’s stock, and (iii) pay all other unpaid expenses and benefits due, owing or accrued through the Executive’s last day of employment.
8.2 Termination by the Executive Without Good Reason. The Executive may resign or otherwise terminate this agreement without Good Reason by giving thirty (30) days written notice to the Corporation. In such event, the Executive shall receive three (3) months severance compensation and shall be entitled to the compensation and benefits that accrued and vested through the date of termination.
9. Rights subsequent to a Change of Control. If a “Change of Control” of the Corporation occurs during the term of this agreement, the Executive shall remain entitled to receive compensation and benefits as long as the Executive remains employed by the surviving entity. If the Executive is terminated without Good Cause (“Involuntary Termination”) within ninety (90) days before, simultaneous with, on or within 18 months after such change of Control, he/she shall be entitled to the base salary then in effect for a period of twenty four (24) months. In addition, the Executive’s Insurance and other benefit premium payments will continue for a period of twenty four (24) months and for any dependants covered by the Executive under any qualifying benefit plans. Furthermore, In the event of a “Change of Control”, 100% of the unvested balance of the Executive’s stock options shall vest immediately. For purposes of this agreement, a “Change of Control” means a merger, consolidation, change of ownership, or reorganization with or involving any other person, partnership, corporation or business entity such that fifty percent (50%) or more of the combined voting power of the corporation’s stock has been accumulated by a person, partnership, corporation or business entity that did not own the Corporation’s majority stock prior to such transaction or series of related transactions.
10. Indemnification. The Corporation, for the full term of the Executive’s employment, and for a period thereafter where claims might arise, hereby indemnifies the Executive against any and all claims against the Executive as an individual from any source relating to the business of the Corporation. Further, the Corporation agrees that it will maintain a reasonable and adequate liability insurance policy that conforms to industry norms protecting officers and directors as individuals from such claims. If such claims arise, the Corporation agrees to advance reasonable amounts (including estimated legal fees) to the Executive to allow for defending against such claims.
11. Nonassignability. Neither the Corporation nor the Executive shall have the right to assign this Agreement or any rights or obligations contained in this Agreement without the written consent of the other party. Despite the previous, this Agreement shall be binding upon the successors or assigns of that portion of the business of the Corporation with which or for which the Executive is employed.
X-Change Corporation. — Confidential

12. Notices. Any notice required or provided to be given under this Agreement shall be sufficient if in writing, sent by first class mail, to the Executive’s residence in the case of notice to the Executive or to its principal office in the case of the Corporation. Any such notice shall be effective upon delivery if it is hand delivered; upon receipt if it is transmitted by wire or telegram or upon the expiration of seventy-two (72) hours after deposit in the United States mail if mailed.
13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.
14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas, and any action brought to enforce any provision of this Agreement or to commence any other action in connection therewith shall have its venue in Dallas County of State of Texas.
15. Entire Agreement/Amendment. This agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind of nature existing between or among the parties respecting the subject matter hereof, and no party shall be entitled to other benefits than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that, in entering into and executing this agreement each is relying solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or oral, not expressly incorporated herein, are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto.
16. Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.
17. Attorney Fees. If either party employs an attorney to enforce any provision of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, litigation expenses and costs and expenses incurred in connection with such enforcement or action.
In witness of this, the parties have executed this Employment Agreement as of the day and year first above written.

	AirGATE Technologies, Inc.		Executive

By:		By:
	Mike Sheriff		George DeCourcy
Chairman and CEO
X-Change Corporation. — Confidential

Exhibit A
Office and Duties
During the term of this Agreement, and unless otherwise changed from time to time by the mutual written consent of the parties, the Executive shall hold the office and perform the duties for such office as described below:

Office:	710 Century Parkway Allen, TX 75013
Duties of Office:
Chief Financial Officer and other duties as determined by the Chief Executive Officer, and the Board of Directors.
Other Business Activities
X-Change Corporation. — Confidential

Exhibit B
Compensation and Benefits
1. The Corporation shall pay the Executive the following compensation and benefits during the term of this Agreement:
2. Salary. The Corporation shall pay the Executive an annual salary of $205,000.00 payable periodically in accordance with the Corporation’s normal compensation schedules. Notwithstanding the above, the Executive acknowledges and understands that Company is currently not adequately financed to continue operations on a regular and customary basis. Accordingly, the Executive agrees to waive $65,000.00 of the annual base salary until such time as appropriate financing is in place to finance the companies operations given its stage of development. For purposes of clarification, any single financing in excess of $1,500,000 shall be deemed appropriate financing for this purpose, and such waiver shall no longer be required.  Further, even when the financing milestone is reached, Employee agrees to continue to waive $15,000.00 of the annual base until such time as the Company has achieved revenues of $2,000,000 in any 12 month period. The Executive’s salary shall be reviewed and adjusted accordingly at any time.
3. Bonus. The Executive may be paid additional compensation, in the form of a bonus, as may be determined by the Corporation in the Corporation’s sole and absolute discretion, giving weight to such factors as (1) overall company pre-tax operating profits, (2) revenue objectives (3) funding initiatives, and (4) progress made by the Executive towards specific goals and objectives.
4. Deductions. The Corporation shall deduct from compensation payable to the Executive such amounts as is required by law to deduct, including but not limited to federal and state withholding taxes, social security taxes and state disability insurance, and any other amounts as may be required pursuant to the Corporation’s benefit programs of which the Executive is a participant.
5. Vacation. The Executive shall be entitled to an annual vacation of four (4) weeks after being employed for one (1) full year. The Executive shall also be entitled to holidays and illness days for the days, and at the pay, as is stated in the Corporation’s policies from time to time in effect.
6. Benefits. The Executive shall also be entitled to participate in all of the Corporation’s benefit programs of general application to the Executives of X-Change Corporation, including the following:
Health and Dental Insurance
Disability Insurance
Life Insurance
Stock Option Program, as approved by the Board of Directors
Profit Sharing, as approved by the Board of Directors
401K or similar programs, as approved by the Board of Directors
All other Benefits assigned, as approved by the Board of Directors
X-Change Corporation. — Confidential